CUC INTERNATIONAL INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
(In thousands, except per share amounts)
                                               Three Months
                                              Ended July 31,
                                          ---------------------
                                              1997        1996
                                          ---------------------

PRIMARY
 Average shares outstanding                 409,500     388,582
 Net effect of dilutive stock options
    and restricted stock - based on
    the treasury stock method using
    average market price                     11,009      13,286
 Assumed conversion of
    3% convertible notes                     17,959
                                          ---------  ----------
       Total                                438,468     401,868
                                              =====       =====

       Net income                           $92,310     $40,461
       Interest expense on 3% convertible
          notes, net of tax benefit           2,551
                                          ---------   ---------
                                            $94,861     $40,461
                                              =====       =====

       Net income per common share           $0.216      $0.101
                                              =====       =====

FULLY DILUTED
 Average shares outstanding                 409,500     388,582
 Net effect of dilutive stock options
    and restricted stock - based on
    the treasury stock method using
    the period-end market price, if
    higher than the average market price     11,115      13,288
 Assumed conversion of convertible notes     20,626       4,344
                                          ---------  ----------
       Total                                441,241     406,214
                                              =====       =====

       Net income                           $92,310     $40,461
       Interest expense on convertible
         notes, net of tax benefit            2,758         522
                                          ---------   ---------
                                            $95,068     $40,983
                                              =====       =====

       Net income per common share           $0.215      $0.101
                                              =====       =====

CUC INTERNATIONAL INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
(In thousands, except per share amounts)
                                                   Six Months
                                                 Ended July 31,
                                              ---------------------
                                                  1997        1996
                                              ---------------------
PRIMARY
 Average shares outstanding                     408,473     385,832
 Net effect of dilutive stock options
  and restricted stock - based on the
  treasury stock method using
  average market price                           11,302      13,435
 Assumed conversion of
    3% convertible notes                         16,462
                                              ---------  ----------
       Total                                    436,237     399,267
                                                  =====       =====

       Net income                              $162,783     $92,582
       Interest expense on 3% convertible
         notes, net of tax benefit                4,797
                                              ---------  ----------
                                               $167,580     $92,582
                                                  =====       =====

       Net income per common share               $0.384      $0.232
                                                  =====       =====

FULLY DILUTED
 Average shares outstanding                     408,473     385,832
 Net effect of dilutive stock options
   and restricted stock - based on the
   treasury stock method using the
   period-end market price, if higher
   than the average market price                 11,354      13,775
 Assumed conversion of convertible notes         19,339       5,447
                                              ---------  ----------
       Total                                    439,166     405,054
                                                  =====       =====

       Net income                              $162,783     $92,582
       Interest expense on convertible
         notes, net of tax benefit                5,245         991
                                              ---------  ----------
                                               $168,028     $93,573
                                                  =====       =====

       Net income per common share               $0.383      $0.231
                                                  =====       =====